Consent of Independent Authors


The Board of Directors
Hemispherx Biopharma, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/  KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
September 6, 1996